Exhibit 10.48

Mortgage Loan No.: 05202

PROMISSORY NOTE

[A]

$55,000,000	As of July 28, 2005

FOR VALUE RECEIVED, the undersigned (“Borrower”), promise(s) to pay to the order of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“Lender”), c/o Babson Capital Management LLC, 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115, Attention: Managing Director, Real Estate Finance Group, or at such other place as Lender may direct, in lawful money of the United States of America, without grace (except as specifically set forth in the Mortgage (as hereinbelow defined)) or offset, the principal sum of FIFTY FIVE MILLION DOLLARS ($55,000,000), with interest thereon at the rate of five and twenty hundredths percent (5.20%) per annum (the “Contract Rate”), or, if applicable, at the Default Rate (as hereinbelow defined), to be paid as provided hereinbelow.

This Promissory Note (this “Note”) and that certain Promissory Note [B] dated of even date herewith (as the same may be amended, extended, split or consolidated from time to time, “Note B”) from Borrower to Lender in the principal amount of up to $5,000,000 are secured by a Deed of Trust and Security Agreement and Fixture Filing of even date herewith (as the same may be amended or modified from time to time, the “Mortgage”), covering real property and other property described in the Mortgage, and located in the City of St. Louis, State of Missouri.

1.             Definitions. As used herein, the following initially capitalized terms have the meanings set forth below;

“Acceleration Event” has the meaning assigned to such term in Section 8.

“Borrower” has the meaning assigned to such term in the first introductory paragraph hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which national banks in the State are not open for business.

“Carveout Losses” has the meaning assigned to such term in Section 10.

“Closed Period Prepayment Fee” has the meaning assigned to such term in Section 8.

“Closed Prepayment Date” has the meaning assigned to such term in Section 8.

“Collateral” has the meaning assigned to such term in the Mortgage.

“Contract Rate” has the meaning assigned to such term in the first introductory paragraph hereof.

“Default Rate” has the meaning assigned to such term in Section 4.

“Equipment” has the meaning assigned to such term in the Mortgage.

Borrower’s
Initials:	/s/ JLS

“Event of Default” has the meaning assigned to such term in the Mortgage.

“Indebtedness” has the meaning assigned to such term in the Mortgage.

“Late Charge” has the meaning assigned to such term in Section 5.

“Leases” has the meaning assigned to such term in the Mortgage.

“Lender” has the meaning assigned to such term in the first introductory paragraph hereof.

“Loan” has the meaning assigned to such term in the Mortgage.

“Loan Documents” means this Note and any and all instruments evidencing, securing or now or hereafter executed in connection with this Note, including, without limitation, the Mortgage, indemnities, pledges, master leases, swap agreements, cap agreements, security agreements and assignments of leases and rents. Any instrument included within the term “Loan Documents” is herein referred to in the singular as a “Loan Document”.

“Losses” has the meaning assigned to such term in the Mortgage,

“Maturity Date” has the meaning assigned to such term in Section 2.

“Monthly Payment Differential” has the meaning assigned to such term in Section 8.

“Mortgage” has the meaning assigned to such term in the second introductory paragraph hereof.

“Mortgaged Property” has the meaning assigned to such term in the Mortgage.

“Note” has the meaning assigned to such term in the second introductory paragraph hereof.

“Person” means and includes any individual, corporation, partnership, joint venture, limited liability company, association, bank, joint-stock company, trust, unincorporated organization or government, or an agency or political subdivision thereof.

“Premises” has the meaning assigned to such term in the Mortgage.

“Prepayment Fee” has the meaning assigned to such term in Section 8.

“Principal” has the meaning assigned to such term in the Mortgage.

“Proceeds” has the meaning assigned to such term in the Mortgage.

“Property Income” has the meaning assigned to such term in the Mortgage.

“Reinvestment Yield” has the meaning assigned to such term in Section 8.

“State” means the State or Commonwealth in which the Premises are situated.

2.             Payment Terms. Payments shall be made on this Note as follows:

(a)           On the date the Loan is made, a payment of interest at the Contract Rate only shall be due and payable for the period from such date to the first day of the next calendar month.

(b)           Successive monthly installments of interest only (in arrears), shall be made on the first day of September, 2005 and on the first day of each calendar month thereafter up to and including the first day of July, 2010.

(c)           Each monthly installment shall be in the constant amount of Two Hundred Thirty Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($238,333.33).

(d)           A final installment equal to the entire principal balance then remaining unpaid, with accrued interest thereon, shall be due and payable on August 1, 2010 (the “Maturity Date”).

All payments shall be made by direct debit of Borrower’s bank and bank account through automated clearinghouse deductions of immediately available federal funds or equivalent to Lender’s bank and bank account. Borrower acknowledges that, since the Loan does not amortize during its term, the entire principal balance will be due on the Maturity Date, Whenever any payment to be made under this Note is stated to be due on a date which is not a Business Day, the due date shall be extended to the next succeeding Business Day and interest shall continue to accrue and be payable at the applicable rate during such extension.

3.             Interest. All interest accruing hereunder shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each; provided, however, that for any partial monthly payment, interest shall be calculated on the basis of a 365 day year,

4.             Default Interest.  Upon an Event of Default or on the Maturity Date, whether by acceleration or otherwise, the unpaid principal balance of this Note shall thereafter bear interest at the per annum interest rate (the “Default Rate”) equal to the lesser of

(a)           the highest rate permitted by law to be charged on a promissory note secured by a commercial mortgage, or

(b)                                 the sum of three percent (3%) plus the greater of

(x)                                   the Contract Rate; or

(y)                                 the rate published in The Wall Street Journal as the average prime rate in its Money Rates section as of the Maturity Date or such earlier date. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such average rates, then any other publication acceptable to Lender quoting daily market average prime rates will be used.

Interest at the Default Rate as provided in this Section shall be immediately due and payable to Lender and shall constitute additional indebtedness evidenced by this Note and secured by the Loan Documents. The Default Rate shall continue until the first to occur of the following: (i) curing of all Events of Default hereunder and under the other Loan Documents, including payment in full of any sums due hereunder and under the other Loan Documents, or (ii) reinstatement of the Loan pursuant to statutory provisions requiring such reinstatement, but only after the curing of all Events of Default.

5.             Late Charge. If any regular monthly installment of principal or interest due hereunder, or any monthly deposit for taxes, ground rent, insurance, replacements and other sums if required under any Loan Document, shall not be paid as required under this Note or any other Loan Document, as the case may be, by the tenth (10th) day of the month in which the same shall be due, Borrower shall pay to Lender a late charge (the “Late Charge”) of four cents ($0.04) for each dollar so overdue in order to compensate Lender for its loss of the timely use of the money and frustration of Lender in the meeting of its financial commitments and to defray part of Lender’s incurred cost of collection occasioned by such late payment. Any Late Charge incurred shall be immediately due and payable. If, however, during any consecutive twelve (12) month period Borrower on more than three (3) occasions shall pay any such installments or deposits after the due dates thereof (whether prior to or after the time that the Late Charge is payable as above), then the time period after which a Late Charge will be charged and paid shall thereafter be reduced from ten (10) days to two (2) days after the applicable due date. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or deposits or the requirement that Borrower make all payments of installments and deposits as and when the same are due and payable.

6.             Application Of Payments. Each payment received by Lender hereunder, under Note B or under any of the other Loan Documents shall be applied in the following order:

(a)           First, to the interest due on any advances made by Lender under any instrument which is a Loan Document;

(b)           Next, to the principal amount of any advances made by Lender under any instrument which is a Loan Document;

(c)           Next, to Late Charges, attorneys’ fees or any other amount due hereunder or under a Loan Document save for the amounts described in (d), (e), (f), (g), (h) and (i) immediately below;

(d)           Next, to any Breakage Fee due and payable under Note B;

(e)           Next, to accrued interest due under Note B;

(f)            Next, to the principal balance of Note B;

(g)           Next, to any Prepayment Fee then due and payable hereunder;

(h)           Next, to accrued interest due hereunder; and

(i)            Finally, to the principal balance hereof.

Notwithstanding the foregoing, during the continuance of an Event of Default or in the event that Borrower does not pay the outstanding principal balance and accrued interest due under this Note or due under Note B, when due, whether on the Maturity Date or on any earlier date as a result of acceleration of this Note, Lender, at its option, shall apply any payments it then receives in such order as Lender deems appropriate in its sole discretion.

7.             Events Of Default And Acceleration. Upon the occurrence of an Event of Default, Lender may, at anytime thereafter, together or singly,

(a)           declare the entire outstanding principal balance due under this Note, together with all accrued and unpaid interest thereon, to be immediately due and payable, thereby accelerating this Note, and/or

(b)           exercise immediately and without notice, any and all other rights and remedies available under the Loan Documents or at law or in equity.

8.             Prepayment. There are no full or partial prepayment privileges of the principal amount due under this Note except as follows:

(a)           Borrower shall have the right to pay the principal balance of this Note in full (but not in part except as provided in Section 2.31 of the Mortgage) on any payment date on or after, but not prior to August 1, 2007 (the “Closed Prepayment Date”), provided that Borrower has previously repaid Note B in full, Borrower gives Lender thirty (30) days prior written notice of its intention to make any such prepayment, the date thereof and the amount to be prepaid, and that Borrower also pays to Lender, as consideration for the privilege of making such prepayment, a Prepayment Fee.

The Prepayment Fee shall be equal to the greater of (x) or (y) where:

(x)            is equal to the amount to be prepaid multiplied by one percent (1%); and

(y)                                 is the present value of the series of Monthly Payment Differentials from the date of prepayment to the Maturity Date, discounted at the Reinvestment Yield on a monthly basis.

The “Monthly Payment Differential” is the monthly interest (without amortization), which would be earned if the prepayment were invested at the Contract Rate less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

The “Reinvestment Yield” is fifty (50) basis points plus the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity Date, as quoted in

The Wall Street Journal published on the Business Day following the second (2nd) day immediately preceding the date for prepayment as set forth in Borrower’s notice of its intention to prepay, but if said second (2nd) day is not a Business Day, then as quoted on the preceding Business Day. If there exists more than one U.S. Treasury issue of equal maturity, then the issue having the market yield that differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for U.S. Treasury issues will be used,

(b)           There will be due with any principal prepayment, all accrued and unpaid interest and all other fees, charges and payments due under this Note and the other Loan Documents.

(c)           No Prepayment Fee shall be required to be paid in connection with payment of fire, casualty, or condemnation proceeds to Lender in accordance with the provisions of the Mortgage.

(d)           If the maturity of this Note is accelerated by Lender because of the occurrence of an Event of Default or as otherwise provided in the Loan Documents (an “Acceleration Event”), the resulting acceleration shall be deemed to be an election on the part of Borrower to prepay the Loan. Accordingly, there shall be added to the amount due after an Event of Default and resulting acceleration, a Prepayment Fee, calculated as set forth above and using as the prepayment date the date on which any tender of payment is made. Any tender of payment made after acceleration by or on behalf of Borrower (including, without limitation, payment by any guarantor or purchaser at a foreclosure sale), shall include the Prepayment Fee computed as provided above. If the Acceleration Event occurs prior to the Closed Prepayment Date, a Prepayment Fee (a “Closed Period Prepayment Fee”) shall nevertheless be paid, which Closed Period Prepayment Fee shall be calculated as set forth above, except that with respect to Section 8(a) clause (x), the Closed Period Prepayment Fee shall equal the amount to be prepaid multiplied by three percent (3%) (rather than 1%), and that with respect to Section 8(a) clause (y), the Reinvestment Yield (calculated as provided for above) shall be reduced by two (2) percentage points.

(e)           Borrower acknowledges and agrees that the Prepayment Fee represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that will be sustained by Lender resulting from the payment of the outstanding principal balance of the Loan prior to the Maturity Date. The Prepayment Fee shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under this Note, or under the other Loan Documents, or pursuant to the provisions of law.

(f)            Notwithstanding anything herein to the contrary, no Prepayment Fee shall be required to be paid in connection with a prepayment made under Section 8(a) above after May 1, 2010.

(g)           Borrower’s right to prepay this Note as herein provided is conditioned upon Borrower’s prior repayment of Note B.

9.             Waivers And Extensions. Borrower and all endorsers and guarantors and any and all others who may at any time be or become liable for payment of all or any part of the Loan severally waive presentment for payment, demand, notice of dishonor or nonpayment, protest and notice of protest, notice of acceleration and of intention to accelerate the Maturity Date (except as provided in the Mortgage) and any and all lack of diligence or delays in collection or enforcement hereof, and agree that Lender from time to time may extend the time for payment of any sums due under this Note and grant releases to any or all endorsers or guarantors hereof, and may release all or any portion of the Mortgaged Property, without in any way affecting the liability of such parties hereunder.

10.           Limitations On Liability.

(a)           Subject to the provisions of this Section, in any action or proceedings brought on this Note, the Mortgage or on any of the other Loan Documents in which a money judgment is sought, Lender will look solely to the Mortgaged Property and other property described in the Loan Documents (including the Property Income and any other rents and profits from such property) for payment of the Indebtedness and, specifically and without limitation, Lender agrees to waive any right to seek or obtain a deficiency judgment against Borrower.

(b)           The provisions of this Section 10 shall not

(i)                                     constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Mortgage or any other Loan Document;

(ii)                                  be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Federal Bankruptcy Code to file a claim for the fill amount of the Indebtedness evidenced by this Note and secured by the Mortgage or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with this Note, the Mortgage and the other Loan Documents;

(iii)                               impair the right of Lender to name Borrower or any Principals of Borrower or any guarantor of this Note as a party or parties’ defendant in any action or suit for judicial foreclosure and sale under the Mortgage;

(iv)                              affect the validity or enforceability of, or limit recovery under, any indemnity (including the environmental indemnity set forth in the Mortgage or any separate environmental indemnity agreement, however designated), guaranty, master or other lease or similar instrument made in connection with this Note, the Mortgage or the other Loan Documents;

(v)                                 impair the right of Lender to obtain the appointment of a receiver; or

(vi)                              impair Lender’s rights and remedies under the Mortgage or any separate assignment of leases and rents regarding the assignment of Leases and Property Income to Lender.

(c)           Notwithstanding any provisions of this Section 10, Borrower, any indemnitors or guarantors in connection with the Loan, shall be personally liable to Lender and Lender shall have full recourse to Borrower and any indemnitors and guarantors in connection with the Loan to the extent provided below in connection with the following:

(i)                                     fraud or material misrepresentation in connection with any Loan Document, affidavit, certification, warranty or representation given by Borrower or any officer, general partner, member or authorized agent of Borrower in connection with the making of the Loan – full recourse liability for the entire Indebtedness under the Loan;

(ii)                                  the application or appropriation of insurance or condemnation Proceeds in a manner contrary to the terms of the Loan Documents – recourse liability for the amount of insurance and/or condemnation proceeds not paid over to Lender or applied in accordance with the Loan Documents;

(iii)                               the application or appropriation of any tenant security deposits, advance or prepaid rents, cancellation or termination fees or other similar sums paid to or held by Borrower or any other person in connection with the operation of the Premises contrary to the terms of the Loan Documents – recourse liability for the amount of security deposits, advances or prepaid rents, and cancellation or termination payments not applied or paid over to Lender in accordance with the terms of the Loan Documents;

(iv)                              the failure to return all Equipment taken from the Premises by or on behalf of Borrower which is not replaced with Equipment of the same utility and of the same or greater value – recourse liability for the replacement value of the Equipment which is taken and not replaced;

(v)                                 any act of arson, malicious destruction or physical waste by Borrower, any Principal, affiliate member, general or limited partner of Borrower, or by any guarantor or indemnitor in connection with the Loan which affects all or any portion of the

Premises or the Equipment – recourse liability for any Carveout Losses incurred by Lender in connection with such acts;

(vi)                              the failure to apply Property Income or Proceeds to payments due under the Loan Documents or to real and personal property taxes, capital improvements to the Premises and operating expenses of the Mortgaged Property (including, without limitation, any deposits, reserves or escrows required by the Loan Documents), thereby resulting in, or contributing materially to an Event of Default – recourse liability to the extent of the Property Income or Proceeds which are misapplied. Lender, however, shall have no right to recover distributions from Property Income or Proceeds of the Mortgaged Property to Borrower or any Principals of Borrower made in good faith (after determining the sufficiency of such revenues to cover the payments on the Loan and the foregoing operating and capital expenses) more than three hundred sixty (360) days prior to an Event of Default;

(vii)                           the filing by Borrower, any Principal, any indemnitor or guarantor in connection with the Loan, the general partner of Borrower or the manager or managing member of Borrower (if Borrower is a limited liability company) of a voluntary bankruptcy or insolvency proceeding or the filing against Borrower, any Principal, any indemnitor or guarantor in connection with the Loan, the general partner of Borrower or the manager or managing member of Borrower (if Borrower is a limited liability company) of an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing -  full recourse liability for the entire Indebtedness under the Loan;

(viii)                        the failure to maintain, or pay the premiums for, any insurance required to be maintained under the Loan Documents or to make any of the tax, insurance or ground rent deposits required by the Loan Documents - recourse liability for any Carveout Losses incurred by Lender in connection with such failure to maintain insurance or pay premiums;

(ix)                                a violation of the restrictions on transfer of ownership as described in the Mortgage or in any of the other Loan Documents -  full recourse liability for the entire Indebtedness under the Loan; and

(x)                                   a violation of the restrictions on subordinate, mezzanine and other financing as described in the Mortgage or in any of the other Loan Documents - full recourse liability for the entire Indebtedness under the Loan.

The term “Carveout Losses” as used in this Section 10 shall mean all claims, suits, liabilities (including without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages of whatever kind or nature (including but not limited to reasonable attorneys’ fees, costs and expenses).

11.           Usury. No amounts under this Note or the Loan Documents shall be charged, paid or collected from Borrower if the result of such charge payment or collection would be to cause the Loan to be usurious under applicable law. If, however, an amount is paid or collected which would otherwise cause the Loan to be usurious, such excess amount which causes the Loan to be usurious shall be deemed a payment of principal and shall be applied against and shall reduce the then outstanding principal balance of the Loan by a corresponding amount, and no Prepayment Fee shall be charged on any such excess amount applied to principal.

12.            Transfers. Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all of the Loan Documents, Proceeds, Property Income or Collateral, or any part thereof, to the transferee who shall thereupon become vested with all rights herein, or under applicable law, given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility under or with respect to this Note, and the other Loan Documents, Proceeds, Property Income and Collateral so transferred; but Lender shall retain all rights hereby given to it with respect to any obligations of Borrower under or in connection with the Loan Documents, Proceeds, Property Income or Collateral not so transferred. Upon any such transfer, the term “Lender” as used herein shall mean such transferee.

13.            Severability. In the event any one or more of the provisions contained in this Note or any other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or of any other Loan Documents, but this Note and the other Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

14.            WAIVER OF TRIAL BY JURY. BORROWER AND LENDER, BY ACCEPTANCE OF THIS NOTE, HEREBY WAIVE TRIAL BY JURY IN ANY COURT ACTION, PROCEEDING OR COUNTERCLAIM WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, ANY APPLICATION FOR THE LOAN, THIS NOTE, THE MORTGAGE OR ANY OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, OR BORROWER OR THEIR RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

15.           Joint And Several Liability. If there shall be more than one (1) Borrower named in this Note, then the obligations and liabilities of such parties as Borrower shall be joint and several.

16.           Remedies Cumulative. The rights, powers and remedies of Lender permitted by law, equity or contract or as set forth herein or in any other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively or together against Borrower (subject to Section 10 hereof) or the Mortgaged Property, the Collateral or the Property Income, at the sole discretion of Lender, and to the fullest extent permitted by law. Such rights, powers and remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur. The failure to exercise any such right, power or remedy shall in no event be construed as a waiver or release of the same. Lender shall not by any act of omission or commission be deemed to have waived any of its rights, powers or remedies under this Note or any other Loan Documents unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein, A waiver of a right in one event shall not be construed as continuing or as a bar, or as a waiver of such right on a subsequent event.

17.           Fees And Costs. Borrower further promises to pay upon demand all reasonable attorneys’ fees and out-of-pocket costs (including, without limitation, court costs and appraisal fees) incurred by Lender in connection with any Event of Default and in any proceeding, including all appeals, brought to enforce any of the provisions of this Note or the other Loan Documents.

18.           Time Of The Essence. Time shall be of the essence in performance of all obligations of Borrower under this Note and the other Loan Documents including, without limitation, the time periods provided in the Mortgage for the curing of defaults.

19.           Headings For Convenience. Headings and captions used in this Note are inserted for convenience of reference only and neither constitute a part of this Note nor are to be used to construe or interpret any of the provisions hereof

20.           Notices; How Given.

(a)           All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (i) certified or registered United States mail, postage prepaid; (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery; or (iii) facsimile provided a confirming copy is sent the same day in the manner set forth in (ii) above, addressed in either case as follows:

If to Lender, at the following address:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2100

Springfield, Massachusetts 01115

Attention: Managing Director, Real Estate Finance Group

Facsimile: 413-226-2498

With a copy to:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, Massachusetts 01115

Attention: Vice President, Real Estate Law

Facsimile: 413-226-1079

If to Borrower, at the following address:

Kingsdell L.P.

c/o IFC, Inc.

212 North Kingshighway Blvd., Suite 1023

St Louis, Missouri 63108

Attention: Mr. James L. Smith, President

Facsimile: (314) 633-3233

With a copy to:

REBNEC Ten, Inc.

c/o Dana Corporation

4500 Dorr Street

Toledo, Ohio 43615

Attention: Robert E. Pollock, International Counsel

Facsimile: (419) 535-4790

With a copy to:

Dana Corporation

4500 Dorr Street

Toledo, Ohio 43615

Attention: Corporate Secretary

Facsimile: (419) 535-4790

or to such other address and person as shall be designated from time to time by Lender or Borrower, as the case may be, in a written notice to the other party in the manner provided for in this Section 20. A notice shall be deemed to have been given: in the case of hand delivery or by facsimile, at the time of delivery; in the case of registered or certified mail, three (3) Business Days after deposit in the United States mail; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 20 may elect to waive any deficiencies and treat the notice as having been properly given.

(b)           Borrower acknowledges that Lender may elect to correspond or transmit information concerning the Loan or Borrower to Borrower, the Principals, any guarantors or indemnitors in connection with the Loan, investors and other third parties via email or the internet. Such transmissions shall be for the convenience of the parties hereto and shall not replace or supplement the required methods of delivering notices provided for above. In addition, Borrower acknowledges that such information may be transmitted via the internet or by email and with or without any algorithm enhanced security software and Borrower waives any right to privacy in connection therewith.

21.           No Oral Change. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act (other than the payment of all obligations hereunder and under all of the other Loan Documents) or failure to act on the part of Borrower or Lender, but only by an agreement in writing, intended for that specific purpose and signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22.           Applicable State Law. This Note shall be governed, construed, applied and enforced in accordance with the laws of the State.

23.           Registered Note. This Note is subject to certain registration provisions set Forth in the Mortgage and may only be assigned and transferred by Lender in compliance with such provisions.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR PROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS BORROWER AND LENDER REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF this Note has been duly executed as of the date first written above.

BORROWER

KINGSDELL L.P., a Delaware limited partnership

By:	IFC, Inc., a Missouri corporation, its General
Partner

	By:	/s/ James L. Smith
Name: James L. Smith
Its: President

Federal Taxpayer ID. No.

43-1794300